UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2013

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Insight Enterprises, Inc. ("Insight" or the "Company") was held on May 15, 2013. At the Company's 2013 Annual Meeting of Stockholders, the following proposals were considered:

(1) The election of three Class I directors to serve until the 2016 annual meeting of stockholders or until their respective successors have been duly elected and qualified;
(2) An advisory vote to approve named executive officer compensation; and
(3) The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

The final voting results for each proposal are described below. For beneficial owners holding Insight common stock at a bank or brokerage institution, a "broker non-vote" occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner's behalf.

Proposal 1

Three Class I directors were elected, and the aggregate votes cast for or against were as follows:

Michael M. Fisher, For - 38,829,873, Against - 691,071, Broker Non-Votes - 1,827,828
Bennett Dorrance, For - 38,934,932, Against - 586,012, Broker Non-Votes - 1,827,828
Richard E. Allen, For - 38,955,444, Against - 565,500, Broker Non-Votes - 1,827,828

In addition, Class II Directors (Kenneth T. Lamneck, Larry A. Gunning and Robertson C. Jones) and Class III Directors (Timothy A. Crown, Anthony A. Ibargüen and Kathleen S. Pushor) continued their respective terms of office following the 2013 Annual Meeting of Stockholders.

Proposal 2

The stockholders voted, by an advisory vote, to approve the compensation of our named executive officers, and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

For - 39,152,395, Against - 321,633, Abstentions - 46,916, Broker Non-Votes - 1,827,828

Proposal 3

The Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013 was ratified, and the aggregate votes cast for or against and the abstentions were as follows:

For - 41,133,432, Against - 210,075, Abstentions - 5,265

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

May 16, 2013	By:	Glynis A. Bryan

Name: Glynis A. Bryan
Title: Chief Financial Officer